UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2008

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VERTICAL BRANDING, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-31667	13-3579974
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16000 Ventura Blvd., Suite 301

Encino, CA 91436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (818) 926-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2008, we entered into employment agreement with Nancy Duitch under which Ms. Duitch will continue to serve as the Company’s Chief Executive Officer.  The agreement is for a term of two (2) years.

Under the agreement, Ms. Duitch will continue to receive an annual base salary of $302,000, subject to annual review and increase in the discretion of the Company’s Board of Directors (the “Board”) or Compensation Committee thereof (the “Committee”).  In addition to base salary, Ms. Duitch is eligible to participate in an annual incentive plan established from year to year by the Committee, which plan shall provide the potential for Ms. Duitch to earn annual bonus compensation in an amount of up to fifty percent (50%) of Ms. Duitch’s then-applicable base salary contingent upon achievement of personal or Company performance criteria, or some combination thereof, to be determined in the discretion of the Committee.  Ms. Duitch’s employment agreement further entitles her to participation in benefit and retirement plans sponsored or maintained by the Company and made available generally to senior executives of the Company, as well as an automobile allowance of up to $1,400 per month.

Ms. Duitch’s employment under the agreement is at will, and may be terminated by the Company or Ms. Duitch at any time and for any reason not prohibited by applicable law, subject to the Company’s obligation to pay Ms. Duitch severance under certain circumstances.  In the event we terminate Ms. Duitch’s employment agreement early and without cause, or Ms. Duitch terminates her agreement for good reason (as defined in the agreement), then Ms. Duitch would be entitled to certain severance payments and benefits.

In addition to the foregoing, Ms. Duitch’s employment agreement includes other customary employment and post-termination covenants, conditions and terms, including with regard to confidentiality, ownership of intellectual property, and non-competition and solicitation.

The foregoing description of Ms. Duitch’s employment agreement is qualified in its entirety by reference to the provisions of such agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
10.1	Duitch Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2008

VERTICAL BRANDING, INC.

By:	/s/ DANIEL MCCLEEREY
Daniel McCleerey Chief Financial Officer